Exhibit 99.1
Date:          May 1, 2008
Williams Partners L.P. Reports First-Quarter 2008 Financial Results
•	Wamsutter, Discovery Acquisitions Drive 45% Increase in Distributable Cash Flow per Unit During 1Q
•	Net Income per Unit Up 113% in 1Q
•	Strong NGL Margins Drive Performance in Processing Businesses
•	Per Unit Cash Distribution Increased to 60 Cents — 20% Over 1Q 2007
     TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited first-quarter 2008 net income of $43.6 million, compared with first-quarter 2007 net income of $25.1 million.
     Williams Partners’ net income per limited-partner unit for first-quarter 2008 was 66 cents, compared with 31 cents per limited-partner unit for first-quarter 2007. Increased equity earnings from the partnership’s Wamsutter and Discovery investments and higher natural gas liquid margins at Four Corners were the key drivers of the improved earnings per unit in first-quarter 2008.
     Also, because the partnership’s 2007 acquisitions of an additional 20 percent of Discovery and a membership interest in Wamsutter closed later in the year, their first-quarter 2007 net income was allocated to the general partner as pre-partnership income. As result, a higher portion of the partnership’s total net income was allocated to the limited partners in first-quarter 2008, compared with first-quarter 2007.
     Lower gathering and processing volumes and higher operating and maintenance expenses at Four Corners, and higher interest expense due to the Wamsutter acquisition partially offset these benefits.
     First-quarter 2007 results throughout this release have been recast to reflect the Wamsutter and Discovery acquisitions.
     In first-quarter 2008, the key measure of distributable cash flow per weighted-average limited partner unit was 74 cents, compared with 51 cents for first-quarter 2007 — an increase of 45 percent. Total distributable cash flow in first-quarter 2008 for limited-partner unitholders was $38.8 million, compared with $20 million for first-quarter 2007.
     The significant increase in distributable cash flow during first-quarter 2008 is due to the partnership receiving its first cash distribution associated with the Wamsutter investment, as well as a record-high distribution associated with its Discovery investment.
Business Segment Performance
     Business segment performance includes results for the partnership’s three business segments: Gathering and Processing — West, which includes Four Corners and the Wamsutter investment; Gathering and Processing —

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2008 Financial Results — May 1, 2008	Page 1 of 5

Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.

Consolidated Segment Profit	1Q

Amounts in thousands	2008	2007

Gathering and Processing — West	$50,405	$42,604
Gathering and Processing — Gulf	13,511	3,638
NGL Services	5,541	53

Consolidated Segment Profit	$69,457	$46,295

Recurring Consolidated Segment Profit*
Amounts in thousands
Gathering and Processing — West	$47,340	$42,885
Gathering and Processing — Gulf	13,511	3,638
NGL Services	5,541	1,490

Recurring Consolidated Segment Profit*	$66,392	$48,013

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
     Williams Partners’ consolidated recurring segment profit for first-quarter 2008 was $66.4 million, compared with $48 million for first-quarter 2007.
     Recurring segment profit for Gathering and Processing — West was $47.3 million in first-quarter 2008, compared with $42.9 million in first-quarter 2007. Higher NGL margins at Four Corners and the Wamsutter investment were the primary drivers of the quarterly improvement.
     Lower gathering and processing volumes at Four Corners, due to severe winter weather and the shutdown of the Ignacio gas processing plant following the Nov. 28, 2007, fire, partially offset these benefits. The Ignacio plant returned to service on Jan. 18. Also, both Wamsutter and Four Corners experienced higher net product imbalance losses during the first quarter of 2008. Gains and losses from product imbalances are an unpredictable component of operating costs.
     Recurring segment profit for the Gathering and Processing — Gulf segment was $13.5 million in first-quarter 2008, compared with $3.6 million in first-quarter 2007. Higher equity earnings from the partnership’s Discovery interest were the primary source of the improvement. Discovery’s results increased due to higher gross processing margins and higher gathered volumes in the first quarter.
     NGL Services reported recurring segment profit of $5.5 million for first-quarter 2008, compared with $1.5 million for first-quarter 2007. Higher fractionation and storage revenues and lower operating costs drove the increase in segment profit.

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2008 Financial Results — May 1, 2008	Page 2 of 5

     Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, as well as recurring segment profit to segment profit, are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Chief Operating Officer Perspective
     “The partnership performed extremely well during the first quarter, highlighted by a 45-percent increase in our distributable cash flow per unit,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners. “We’re now seeing the benefit of our 2007 acquisitions — Wamsutter and the additional interest in Discovery, both of which contributed significant cash flow to the partnership in the first quarter.
     “Operationally, our Conway and Discovery businesses performed extremely well, and both Four Corners and Wamsutter posted terrific financial performances despite long periods of severe winter weather that halted our customers’ production in those areas. We are glad to see that production flows have returned to normal after the very difficult winter,” Armstrong said.
Increase in Cash Distribution to Unitholders
     Subsequent to the close of the first quarter, the board of directors of the general partner of Williams Partners increased the quarterly cash distribution payable to unitholders to 60 cents from 57.5 cents. This was the ninth consecutive quarter the partnership increased its cash distribution.
Distributable Cash Flow and Recurring Segment Profit Definitions
     Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.
     Williams Partners defines distributable cash flow per limited-partner unit as distributable cash flow, as defined in the following paragraph, attributable to partnership operations plus the cash distributed by Wamsutter and Discovery. The total distributable cash flow attributable to partnership operations is then allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement. The resulting distributable cash flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner-units outstanding to arrive at distributable cash flow per limited-partner unit.
     Williams Partners defines distributable cash flow as net income plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less its equity earnings in Wamsutter and Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures.
     Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that it characterizes as unrepresentative of its ongoing operations. Schedules presenting Williams Partners’

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2008 Financial Results — May 1, 2008	Page 3 of 5

consolidated statements of income, segment profit and operating information are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Today’s Analyst Call
     Williams Partners’ management will discuss the partnership’s first-quarter 2008 financial results during an analyst presentation to be webcast live beginning at 11 a.m. Eastern today.
     Participants are encouraged to access Williams Partners’ webcast at www.williamslp.com. Slides will be available for viewing, downloading and printing.
     A limited number of phone lines also will be available for the partnership’s webcast at (877) 857-6177. International callers should dial (719) 325-4816. Replays of the first-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.
Form 10-Q
     The partnership has filed its Form 10-Q with the Securities and Exchange Commission. The document is available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
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Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements,

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2008 Financial Results — May 1, 2008	Page 4 of 5

other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners’ processing, fractionation and storage businesses could be affected by any decrease in natural gas liquids (NGL) prices or a change in NGL prices relative to the price of natural gas; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and NGLs and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and NGLs or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners does not own all of the interests in Wamsutter LLC (Wamsutter), the Conway fractionator or Discovery Producer Services LLC (Discovery), which could adversely affect Williams Partners’ ability to operate and control these assets in a manner beneficial to it; Williams Partners’ results of storage and fractionation operations are dependent upon the demand for propane and other NGLs and a substantial decrease in this demand could adversely affect Williams Partners’ business and operation results; Discovery and Wamsutter may reduce their cash distributions to Williams Partners in some situations; Discovery’s interstate tariff rates and terms and conditions are subject to review and possible adjustment by federal regulators and are subject to changes in policy by federal regulators, which could have a material adverse effect on Williams Partner’s business and operating results; Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may not be adequately insured; Williams Partners does not operate all of its assets and its reliance on others to operate its assets and to provide other services could adversely affect Williams Partners’ business and operating results. Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to unitholders and restricts the remedies available to unitholders for actions taken by its general partner that might otherwise constitute breaches of fiduciary duty; The Williams Companies, Inc.’s (Williams) public indentures and Williams Partners’ credit facility contain financial and operating restrictions that may limit its access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by Williams’ credit ratings; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in Williams Partners’ debt agreements and by its leverage; Williams Partners has a holding company structure in which its subsidiaries conduct its operations and own its operating assets, which may affect Williams Partners’ ability to make payments on its debt obligations and distributions on its common units; common units held by Williams eligible for future sale may have adverse effects on the price of Williams Partners’ common units; Williams controls Williams Partners’ general partner, which has sole responsibility for conducting Williams Partners’ business and managing its operations; Williams Partners’ general partner and its affiliates have conflicts of interests with Williams Partners and limited fiduciary duties, and they may favor their own interests to the detriment of Williams Partners’ unitholders; even if unitholders are dissatisfied, they currently have little ability to remove Williams Partners’ general partner without its consent. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ) First-Quarter 2008 Financial Results — May 1, 2008	Page 5 of 5

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, attributable to partnership operations plus the actual cash distributed by Wamsutter and Discovery. The total Distributable Cash Flow attributable to partnership operations is then allocated between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting Distributable Cash Flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2007*	2008
(Thousands, except per-unit amounts)	1st Qtr	1st Qtr
Williams Partners L.P.
Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$42,604	$50,405
Gathering and Processing — Gulf	3,638	13,511
NGL Services	53	5,541

Segment Profit	46,295	69,457
Non-recurring Items:
Gathering and Processing — West
Wamsutter customer contract adjustment included in equity earnings	—	(3,065)
2005-2006 retroactive charges for customer contract	(848)	—
Adjust right-of-way prepaid expense	1,243	—
Adjust 2006 incentive compensation accrual	(899)	—
Adjust asset retirement obligation	785	—
NGL Services
Product imbalance valuation adjustment	1,437	—

Recurring Segment Profit	$48,013	$66,392

* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the historical results of Wamsutter and Equity Earnings in Discovery throughout the periods presented.

	2007*	2008
(Thousands, except per-unit amounts)	1st Qtr	1st Qtr
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow per Limited Partner Unit “GAAP “Net income”

Net income	$25,137	$43,629
Depreciation, amortization and accretion	13,178	11,226
Amortization of natural gas purchase contract	1,188	—
Non-cash amortization of debt issuance costs included in interest expense	404	489
Equity earnings	(15,259)	(34,815)
Reimbursements from Williams under omnibus agreement	842	771
Maintenance capital expenditures (a)	(7,621)	(8,534)

Distributable Cash Flow Excluding Equity Investments	$17,869	$12,766

Plus: Wamsutter cash distributions to Williams Partners L.P.	—	22,704
Plus: Discovery’s cash distributions to Williams Partners L.P.	3,600	16,800

Distributable cash flow attributable to partnership operations	21,469	52,270
Distributable Cash Flow attributable to partnership operations allocable to general partner	1,487	13,431

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$19,982	$38,839

Weighted average number of units outstanding:	39,358,798	52,774,728

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.51	$0.74

(a) Maintenance capital expenditures includes certain well connection capital.

Wamsutter
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$11,328	$21,194
Depreciation, amortization and accretion	4,258	5,228
Maintenance capital expenditures	(4,535)	(3,245)

Distributable Cash Flow - 100%	$11,051	$23,177

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$6,551	$22,701
Depreciation, amortization and accretion	6,483	6,983
Maintenance capital expenditures	(429)	(187)

Distributable Cash Flow - 100%	$12,605	$29,497

Distributable Cash Flow — our 60% interest	$7,563	$17,698

* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the historical results of Wamsutter and Equity Earnings in Discovery throughout the periods presented.

Consolidated Statements of Income
(UNAUDITED)

	2007*	2008
(Thousands, except per-unit amounts)	1st Qtr	1st Qtr
Revenues:
Product sales:
Affiliate	$56,552	$78,122
Third-party	6,313	4,221
Gathering and processing:
Affiliate	9,491	8,790
Third-party	51,103	46,210
Storage	6,410	7,333
Fractionation	1,917	3,292
Other	2,029	2,394

Total revenues	133,815	150,362

Cost and expenses:
Product cost and shrink replacement:
Affiliate	21,725	22,033
Third-party	20,470	30,065
Operating and maintenance expense:
Affiliate	14,328	23,133
Third-party	28,185	23,951
Depreciation, amortization and accretion	13,178	11,226
General and administrative expense:
Affiliate	9,406	9,876
Third-party	664	928
Taxes other than income	2,114	2,505
Other	460	333

Total costs and expenses	110,530	124,050

Operating income	23,285	26,312

Equity earnings — Wamsutter	11,328	21,194
Equity earnings — Discovery	3,931	13,621
Interest expense:
Affiliate	(15)	(25)
Third-party	(14,375)	(17,711)
Interest income	983	238

Net income	$25,137	$43,629

Allocation of net income*
Net income	$25,137	$43,629
Allocation of net income to general partner	12,912	8,911

Allocation of net income to limited partners	12,225	34,718

Net income, per common and subordinated unit	$0.31	$0.66
Weighted average number of units outstanding	39,358,798	52,774,728
* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the historical results of Wamsutter and Equity Earnings in Discovery throughout the periods presented. Net income applicable to periods before the acquisitions of these businesses is fully allocated to our general partner, which results in no impact to net income per limited partner unit.

Segment Profit & Operating Statistics
(UNAUDITED)

	2007*	2008
(Thousands)	1st Qtr	1st Qtr
Gathering and Processing — West
Segment revenues	$120,428	$132,333
Product cost and shrink replacement	39,675	47,446
Operating and maintenance expense	33,097	40,893
Depreciation, amortization and accretion	12,175	10,299
Direct general and administrative expenses	1,821	1,930
Other, net	2,384	2,554

Segment operating income	31,276	29,211
Equity earnings	11,328	21,194

Segment profit	$42,604	$50,405

Gathering and Processing — Gulf
Segment revenues	$561	$567
Operating and maintenance expense	550	524
Depreciation and accretion	304	153
Direct general and administrative expenses	—	—
Other, net	—	—

Segment operating loss	(293)	(110)
Equity earnings	3,931	13,621

Segment profit	$3,638	$13,511

NGL Services
Segment revenues	$12,826	$17,462
Product cost	2,520	4,652
Operating and maintenance expense	8,866	5,667
Depreciation and accretion	699	774
Direct general and administrative expenses	498	544
Other, net	190	284

Segment profit	$53	$5,541

* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the historical results of Wamsutter and Equity Earnings in Discovery throughout the periods presented.

Williams Partners:
Conway storage revenues	$6,410	$7,333
Conway fractionation volumes (bpd) — our 50%	31,316	33,103
Carbonate Trend gathering volumes (BBtu/d)	25	24
Williams Four Corners:
Gathering volumes (BBtu/d)	1,453	1,316
Fee-based processing volumes (BBtu/d)	866	796
NGL equity sales (million gallons)	46	36
NGL margin ($/gallon)	$0.41	$0.74
NGL production (million gallons)	140	112
Wamsutter — 100%:
Gathering volumes (BBtu/d)	510	434
Fee-based processing volumes (BBtu/d)	302	252
NGL equity sales (million gallons)	28	41
NGL margin ($/gallon)	$0.27	$0.58
NGL production (million gallons)	101	106
Discovery Producer Services — 100%
Plant inlet volumes (BBtu/d)	548	627
Gross processing margin ($/MMBtu)	$0.23	$0.45
NGL equity sales (million gallons)	18	37
NGL production (million gallons)	56	70